UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 13, 2010

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland  21061
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Glen Burnie Bancorp (the “Company”) was held on May 13, 2010.  The matters submitted to the stockholders for a vote were: (i) the election of four directors; and (ii) the authorization to accept the recommendation of the Company’s Audit Committee with respect to the selection of TGM Group LLC (formerly known as Trice Geary & Myers LLC) as the Company’s independent auditing firm for the Company’s fiscal year ending December 31, 2010.  The nominees submitted for election as directors were Thomas Clocker, F. William Kuethe, Jr., William N. Scherer, Sr., and Karen B. Thorwarth.

The following are the voting results (in number of shares) with respect to the election of directors:

Name	For	Withhold
Thomas Clocker	1,944,792	462,584
F. William Kuethe, Jr.	1,933,682	473,694
William N. Scherer, Sr.	1,944,795	462,581
Karen B. Thorwarth	1,940,196	467,180

As a result, all of the nominees were elected to serve as directors for terms of three years each and until their successors are duly elected and qualified.  Directors not up for re-election and continuing in office after the Meeting are: Shirley E. Boyer, John E. Demyan, Norman E. Harrison, F. W. Kuethe, III, Michael G. Livingston, Charles Lynch, Jr., Edward L. Maddox, and Mary Wilcox.

At the Meeting, the Company was authorized to accept the recommendation of the Company’s Audit Committee with respect to the selection of TGM Group LLC as the Company’s independent auditing firm for the Company’s fiscal year ending December 31, 2010, with 2,378,675 shares voting in favor of the measure, 4,424 shares voting against authorization, and 24,277 shares abstaining.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP (Registrant)

Date: May 17, 2010	By:	/s/ Michael G. Livingston
Michael G. Livingston
Chief Executive Officer